UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

to

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2012

CASCADE BANCORP

(Exact name of registrant as specified in its charter)

Oregon	000-23322	93-1034484
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

1100 NW Wall Street

Bend, Oregon 97701

(Address of principal executive offices) (Zip Code)

(541) 385-6205

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This amendment is being filed to correct an inadvertent format error that resulted in portion of narrative on page 3 being hidden. It replaces in its entirety the 8-k filed earlier today August 14, 2012 at 4:31PM EDT.

ITEM 8.01 Other Events.

Correction of Call Report Error

Cascade Bancorp (“Bancorp” or the “Company”) announced on August 14, 2012, that subsequent to the filing of the Company's Form 10-Q for the quarter ended March 31, 2012, but prior to filing the Company's Form 10-Q for the quarter ended June 30, 2012, management discovered an error in the computation of the regulatory capital of its wholly-owned subsidiary, Bank of the Cascades (the “Bank”) for purposes of the Bank’s Call Reports. This Call Report error affected disclosures about the Bank’s regulatory capital in certain of the Company's prior filings with the Securities and Exchange Commission ("SEC") because those disclosures were derived from the Bank’s Call Reports. The error affected disclosures in the Company’s Form 10-K for the fiscal year ended December 31, 2011 and Forms 10-Q for the fiscal quarters ended March 31, 2011, June 30, 2011, September 30, 2011, and March 31, 2012 (collectively, the "Prior Reports"), including disclosures about compliance with a regulatory order applicable to the Bank as described below.

The correction of the error had no effect on the Company’s consolidated balance sheets, statements of operations, stockholders' equity, or the amounts or disclosure of the regulatory capital or regulatory capital ratios of the Company as included in the Prior Reports. The correction does decrease the regulatory capital and regulatory capital ratios of the Bank when compared with the previously reported regulatory capital and regulatory capital ratios included in the Prior Reports. The Company will reflect the correction of the error in the Bank’s regulatory capital and regulatory capital ratios in its Quarterly Report on Form 10-Q for the quarter ended June 30, 2012.

Status of Regulatory Order

On August 27, 2009, the Bank stipulated to the issuance by the Federal Deposit Insurance Corporation (“FDIC”) and the Oregon Department of Consumer and Business Services, Division of Finance & Corporate Securities (“DFCS”) of a “Cease and Desist” order (the “Order”). Based upon the preliminary results of a recent FDIC and DFCS examination, management believes that the Order will be lifted. Management also believes that the error in the Bank’s Call Reports did not contravene the Order and that the Bank is in substantial compliance with the requirements of the Order currently and as to periods covered by the Prior Reports.  Removal of the Order requires various levels of review within the FDIC and DFCS, and removal is expected to require at least 60 days to be completed.  Further, management believes that if the Order is removed the Bank may remain subject to an informal supervisory directive or memorandum of understanding, the terms of which would likely continue to impose certain limitations on the Bank’s operations.

Background – Correction of Call Report Error

The error in the Bank’s Call Reports was discovered in connection with a routine examination of the Bank by the FDIC and DFCS, the Bank’s primary regulators. In the course of discussions with the FDIC and DFCS, management discovered that the Bank had failed to record a valuation allowance against the Bank’s deferred tax asset, resulting in an overstatement of the Bank’s regulatory capital ranging from approximately $12 million to $22 million in the Bank’s Call Reports covering the periods from March 31, 2011 through March 31, 2012. In its intercompany bookkeeping for the Bank’s Call Reports for the four quarterly periods of 2011, and the fiscal quarter ended March 31, 2012, the Bank failed to record the appropriate valuation allowance. Following the discovery of this error, management revised the Bank’s Call Reports to reflect a deferred tax asset valuation allowance ranging from approximately $12 million to $22 million for the affected periods. The following table presents the impact of the correction of the error on the Bank’s regulatory capital and regulatory capital ratios as set forth in the periods covered by the Prior Reports:

					Regulatory minimum to be		Regulatory minimum
	Reported		Corrected		"adequately capitalized"		per Order
	Capital		Capital		Capital		Capital
	amount	Ratio	amount	Ratio	amount	Ratio	amount	Ratio
March 31, 2012:
Tier 1 leverage	152,826	11.5%	131,589	10.03%	52,501	4.0%	131,252	10.0%

Tier 1 capital	152,826	15.2%	131,589	13.39%	39,308	4.0%	58,962	6.0%

Total capital	165,800	16.5%	144,286	14.68%	78,617	8.0%	98,271	10.0%

Dec 31, 2011:
Tier 1 leverage	151,567	10.8%	129,473	9.38%	55,223	4.0%	138,059	10.0%

Tier 1 capital	151,567	14.9%	129,473	12.98%	39,910	4.0%	59,865	6.0%

Total capital	164,735	16.1%	142,366	14.27%	79,819	8.0%	99,774	10.0%

Sept 30, 2011:
Tier 1 leverage	175,025	11.1%	152,931	9.83%	62,205	4.0%	155,511	10.0%

Tier 1 capital	175,025	16.5%	152,931	14.68%	41,675	4.0%	62,512	6.0%

Total capital	188,579	17.7%	166,211	15.95%	83,349	8.0%	104,187	10.0%

June 30, 2011:
Tier 1 leverage	229,445	14.4%	214,894	13.64%	63,021	4.0%	157,553	10.0%

Tier 1 capital	229,445	18.6%	214,894	17.66%	48,680	4.0%	73,020	6.0%

Total capital	245,143	19.9%	230,443	18.94%	97,360	8.0%	121,699	10.0%

March 31, 2011:
Tier 1 leverage	226,599	13.5%	214,159	12.89%	66,449	4.0%	166,121	10.0%

Tier 1 capital	226,599	17.7%	214,159	16.84%	50,875	4.0%	76,312	6.0%

Total capital	242,986	18.9%	230,403	18.12%	101,749	8.0%	127,187	10.0%

Disclosures with Respect to Compliance with the Order

Among other things, the Order imposes capital adequacy requirements on the Bank that are higher than those generally imposed by applicable banking regulations. In the case of the Bank, the Order requires the Bank to maintain a Tier 1 capital leverage ratio of 10.0%. Along with the error in computed Bank capital ratios, the Prior Reports also included a statement to the effect that the Bank was, as of the relevant report date, in compliance with the 10.0% Tier 1 capital leverage ratio imposed by the Order. In the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2011 and its Form 10-K for the fiscal year ended December 31, 2011, the footnote disclosure error asserted that the Bank was in compliance with the 10.0% Tier 1 capital leverage ratio imposed by the Order as of the end of the relevant period.

If the error had been discovered as of December 31, 2011, the Company would likely have provided alternative disclosures in its Form 10-K for the fiscal year ended December 31, 2011. These alternative disclosures most likely would have indicated that the Bank did not technically meet that portion of the Order relating to the 10% Tier 1 capital leverage ratio requirement and that, as a consequence, the Bank would likely have been required to file an updated capital plan with the FDIC and DFCS.  The disclosure would have been nearly identical with disclosures made by Bancorp, which was in a similar position with respect to its 10% Tier 1 leverage ratio at December 31, 2011.  The Company would also have likely included a disclosure that, based on discussions among the FDIC, DFCS and management, management believed the Bank was in substantial compliance with the requirements of the Order, including the 10% Tier 1 capital leverage ratio requirements, at December 31, 2011.

After adjustment of the Bank’s regulatory capital and regulatory capital ratios to account for correction of the error, the Bank was in compliance with the 10.0% Tier 1 capital leverage ratio required by the Order at March 31, 2011, June 30, 2011 and March 31, 2012. There is no impact on the regulatory capital or regulatory capital ratios of the Company as disclosed in the Prior Reports.

Forward-Looking Statements

This Current Report on Form 8-K includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which involve uncertainties and risks. Forward-looking statements include statements concerning our plans, objectives, goals, strategies, future events, future revenues, future results and performance, expectations, plans or intentions relating to acquisitions and other matters, business trends and other information that is not historical, including statements regarding estimates of our future financial results. When used in this press release, words such as "estimates," "expects," "anticipates," "projects," "plans," "intends," "believes," "forecasts" and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements, including, without limitation, estimates of our future financial results, are based upon our expectations at the time we make them and various assumptions. Our expectations, beliefs and projections are expressed in good faith, and we believe there is a reasonable basis for them. However, there can be no assurance that management's expectations, beliefs and estimates will result or be achieved. The Company's actual results may differ from our expectations, beliefs and estimates. We are under no duty to update any of the forward-looking statements to conform such statements to actual results or events and do not intend to do so.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized

Date: August 14, 2012

CASCADE BANCORP /s/ Gregory D. Newton Gregory D. Newton EVP/Chief Financial Officer